UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2011

Multi-Color Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

4053 Clough Woods Dr., Batavia, Ohio		45103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 5, 2011, Multi-Color Corporation (the “Company”) filed a Current Report on Form 8-K (as amended by Amendment No. 1, the “Original Filing”) to report that, in connection with the Company’s acquisition of Adhesion Holdings, Inc., the Company’s Board of Directors increased its size from six members to eight members and appointed Ari J. Benacerraf and Lee A. Wright as directors of the Company to serve in said capacity until the Company’s next annual meeting of shareholders and until their successors are elected and qualified. This Form 8-K/A is being filed to amend the Original Filing as a result of the following developments.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 6, 2012, Mr. Benacerraf has been appointed to the Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors and Mr. Wright has been appointed to the Audit and Finance Committee and Compensation Committee of the Board of Directors. Effective contemporaneously with these appointments, Lorrence T. Kellar will no longer serve as a member of the Audit and Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: February 9, 2012	By:	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial and Accounting Officer, Secretary